UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

U.S. Helicopter Corporation

(Exact name of registrant as specified in its charter)

Delaware	27-0096927

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, NY, NY	10004

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	OTC-BB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-124262 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered are the registrant’s shares of common stock, par value $0.001 per share (the “Common Stock”). Information concerning the Common Stock is included under the caption “Description of Securities” in the registrant’s Registration Statement on Form SB-2, Registration No. 333-124262, (the “Registration Statement”) as filed with the Securities and Exchange Commission (“SEC”) on April 22, 2005, as amended on June 27, 2005 and on July 21, 2005 and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are being filed with this Registration Statement.1

1.	Certificate of Incorporation
2.	Certificate of Amendment to the Certificate of Incorporation
3.	Certificate of Designation
4.	By-laws
5.	Specimen of Common Stock Certificate
6.	Specimen of Series A Preferred Stock Certificate
7.	Form of Common Stock Purchase Warrant
8.	Form of Common Stock Purchase Warrant
9.	Legal Opinion of Gallagher, Briody & Butler
10.	Amended and Restated Standby Equity Distribution Agreement between U.S. Helicopter Corporation and Cornell Capital Partners, LP
11.	Registration Rights Agreement between U.S. Helicopter Corporation and Cornell Capital Partners, LP
12.	Escrow Agreement between U.S. Helicopter Corporation and Butler Gonzalez, LLP
13.	Placement Agent Agreement between U.S. Helicopter and Newbridge Securities Corporation
14.	Securities Purchase Agreement between U.S. Helicopter Corporation and Cornell Capital Partners, LP
15.	Amended and Restated 5% Secured Convertible Debenture in the principal amount of $1,335,424
16.	Security Agreement between U.S. Helicopter Corporation and Cornell Capital Partners, LP
17.	Investor Registration Rights Agreement between U.S. Helicopter Corporation and Cornell Capital Partners, LP
18.	Escrow Agreement between U.S. Helicopter Corporation and Butler, Gonzalez, LLP
19.	Lock-Up Agreement between U.S. Helicopter Corporation and John G. Murphy
20.	Lock-Up Agreement between U.S. Helicopter Corporation and Gabriel Roberts
21.	Lock-Up Agreement between U.S. Helicopter Corporation and Rue Reynolds

[1]	Incorporated by reference to the registrant's Registration Statement on Form SB-2 filed with the SEC on April 22, 2005, as amended. All of the exhibits set forth above will be filed with NASD Regulation, Inc.

22.	Lock-Up Agreement between U.S. Helicopter Corporation and Clinton L. Pagano
23.	Lock-Up Agreement between U.S. Helicopter Corporation and George J. Mehm, Jr.
24.	Lock-Up Agreement between U.S. Helicopter Corporation and Donal McSullivan
25.	Stock Subscription Agreement between U.S. Helicopter Corporation and John G. Murphy
26.	Stock Subscription Agreement between U.S. Helicopter Corporation and Gabriel Roberts
27.	Stock Subscription Agreement between U.S. Helicopter Corporation and Rue Reynolds
28.	Stock Subscription Agreement between U.S. Helicopter Corporation and John Capozzi
29.	Stock Subscription Agreement between U.S. Helicopter Corporation and Donal McSullivan
30.	Stock Subscription Agreement between U.S. Helicopter Corporation and George J. Mehm, Jr.
31.	Stock Subscription Agreement between U.S. Helicopter Corporation and Gallagher, Briody & Butler
32.	Stock Subscription Agreement between U.S. Helicopter Corporation and Clinton L. Pagano
33.	Stock Subscription Agreement between U.S. Helicopter Corporation and 3B Group, Inc.
34.	Employment Agreement between U.S. Helicopter Corporation and John G. Murphy
35.	Employment Agreement between U.S. Helicopter Corporation and George J. Mehm, Jr.
36.	Employment Agreement between U.S. Helicopter Corporation and Donal McSullivan
37.	Employment Agreement between U.S. Helicopter Corporation and Gabriel Roberts
38.	Employment Agreement between U.S. Helicopter Corporation and Terence O. Dennison
39.	Employment Agreement between U.S. Helicopter Corporation and Sandy Goldstein
40.	Consulting Agreement between U.S. Helicopter Corporation and Phoenix Ventures, LLC
41.	Marketing Services Agreement among U.S. Helicopter Corporation, JMC Marketing Services LLC and Donal McSullivan
42.	Lease between U.S. Helicopter Corporation and City of Bridgeport, Connecticut
43.	Agreement between U.S. Helicopter Corporation and the Port Authority of New York and New Jersey
44.	U.S. Helicopter Corporation Stockholders Agreement
45.	U.S. Helicopter Corporation 2004 Stock Incentive Plan
46.	Placement Agent Agreement between U.S. Helicopter Corporation and North Coast Securities Corporation
47.	Employment Agreement between U.S. Helicopter Corporation and John W. Galligan
48.	Financial Advisory and Investment Banking Agreement between U.S. Helicopter Corporation and North Coast Securities Corporation
49.	Consent of Moore Stephens, PC
50.	Consent of Gallagher, Briody & Butler

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. HELICOPTER CORPORATION
Dated: July 21, 2005	By:	/s/ John G. Murphy
John G. Murphy
President and Chief Executive Officer